STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (the "Agreement") dated as of December 24, 1999, executed by and between Controladora S.O.E., S.A. de C.V., a Mexican company duly represented in this act by Mr. Ariel Ramos Marcin, (hereinafter the "Seller"), and Convergence Communications, S.A. de C.V., a Mexican company duly represented in this act by Mr. Luis Manuel De la Fuente Baca (hereinafter the "Purchaser").

                                   WITNESSETH:

     WHEREAS, Seller owns 28,468,536,125 common ordinary shares (individually a "Share" and collectively the "Shares") and Mr. Alexandre Penna owns one (1) share representing the 100% (one hundred percent) of the issued and outstanding shares of the capital stock of International Van, S.A. de C.V. (the "Company").

     WHEREAS, on December 23, 1999, an extraordinary shareholders meeting of the Seller was held authorizing the execution of this Agreement.

     WHEREAS, as of the date hereof a stock purchase agreement was executed by and between Mr. Alexandre Penna, as seller, and Convergence Communications, Inc., as purchaser, for the transfer of the one (1) share property of Mr. Alexandre Penna to Convergence Communications, Inc.

     WHEREAS,  in regard to the  telecommunications  permit  No.  3-STD-94  4861 issued by the Secretaria de Comunicaciones y Transporte ("SCT") in favor of Intersys de Mexico, S.A. de C.V. as of September 30, 1994, was transferred to the Company as evidenced by the authorization No. 112.207-2703 issued on December 16, 1999 by the SCT ("Intervan Permit") copy of which are attached hereto as Exhibit "A."

     WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase, the Shares for a total price of US$21,000,000.00 (twenty one million Dollars 00/100 legal currency of the United States of America) (the "Purchase Price") as provided herein below.

                  NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I.  PURCHASE AND SALE OF THE SHARES

     1.1 Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in Exhibit "B" attached hereto.

     1.2 Purchase and Sale. At the Closing Date and subject to the compliance of Conditions Precedent provided in Section 1.3 below, the Seller shall sell and deliver duly endorsed to Purchaser, and Purchaser agrees to purchase the Shares.

     1.3 Conditions Precedent for Closing. The effectiveness of this Agreement shall be subject to the satisfaction of the following Precedent Conditions:

     (a) The delivery by Seller to Purchaser of a certified copy by the Secretary of the Company of the shareholders resolutions authorizing the amendment to Clause X of the Company's by-laws.

     (b) The delivery by Seller to Purchaser of a certified copy by the Secretary of the Company of the shareholders resolutions accepting of the resignation of the current members of the Board of Directors, officers, examiners, agents and representatives, ratifying any action or agreement performed or executed by those and waiving any action from the Company against those, and of the delivery.

     (c) The delivery by Seller to Purchaser of satisfactory evidence of the cancellation of the pledge over the Company shares in favor of TV Azteca, S.A. de C.V.

     (d) The execution of the employment and management letter of intents between the Company and the following employees: Mario Enrique Vazquez, Gustavo De law Serna Cardenas, Carlos Alberto Zurita, Roberto Aldaba Flores, Fernando Castillo and Felipe de Jesus Hernandez (collectively, the "Management Team").

     (e) The issuance of a legal opinion by White & Case, S.C. as counsel to Seller.

     (f) The delivery by Seller to Purchaser of the acknowledgment of payment and waiver by the Management Team of any right or action of any kind against the Company in regard to any stock option plan of the Company.

     1.4 Purchase Price. In consideration for the purchase and sale of the Shares, and in exchange for the duly endorsed certificates in favor of the Purchaser evidencing the Shares, Purchaser shall pay to Seller the Purchase Price for a total amount of US$21,000,000.00 (twenty one million Dollars 00/100 legal currency of the United States of America).

     1.5 Payment: (a) The Purchaser shall pay the Purchase Price as follows:

     (i) The amount of US$15,000,000.00 (fifteen million Dollars 00/100 legal currency of the United States of America) shall be paid within 3 (three) business days from the date hereof through the wire transfers to the following bank accounts: (a) US$627,500.00 (six hundred twenty seven thousand five hundred Dollars 00/100 legal currency of the United States of America) to the bank account No. 200000761972 at the First Union Bank of Florida, Jacksonville, Florida and ABA No. 063000021 at the name of Communications Equity Associates, LLC, and US$14,372,500.00 (fourteen million seventy two thousand five hundred Dollars 00/100 legal currency of the United States of America) to the bank account No. 400659549 at the Chase Manhattan Bank, New York, New York, ABA No. 021000021 at the name of Controladora S.O.E., S.A. de C.V. to the attention of Mr. Daniel Bacardi at (212) 789-4944.

     (ii) The amount of US$4,500,000.00 (four million five hundred thousand Dollars 00/100 legal currency of the United States of America) shall be paid one (1) year from the Closing Date by means of a wire transfer to the bank account referred to above, unless otherwise instructed in writing by Seller. The obligation of Purchaser pursuant to this paragraph shall be evidenced by means on a non-interest bearing one year promissory note (hereinafter the "One year Promissory Note") to be issued by Purchaser in favor of Seller as of date hereof based on the formal attached hereto as Exhibit "C."

     (iii)The amount of US$1,500,000.00 (one million five hundred thousand Dollars 00/100 legal currency of the United States of America) shall be paid two (2) years from the closing Date by means of a wire transfer to the bank account referred to in paragraph (a) above, unless otherwise instructed in writing by Seller. The obligation of Purchaser pursuant to this paragraph shall be evidenced by means of an interest bearing two year promissory note (hereinafter the "Two year Promissory Note") to be issued by Purchaser as of date hereof in favor of Seller based on the format attached hereto as Exhibit "D."

     (b) Unless otherwise herein provided,  in the event the One year Promissory
Note is not timely paid in full, such circumstance shall be considered to be an acceleration event of the Two year Promissory Note and, as a result, all the amounts payable under the Two year Promissory Note shall be payable at the maturity date of the One year Promissory Note.

     (c) Purchaser further agrees to pay on demand all costs and expenses of collection and reasonable legal fees paid or incurred by Seller in enforcing any obligations in charge of Purchaser hereunder.

     1.6 Purchase Price Adjustment. The Purchase Price shall be adjusted only and exclusively in the events and circumstances and under the terms and conditions provided in Articles V and VI below.

     1.7 Receipt of the Company by Purchaser. The parties hereto acknowledge and agree that the material delivery of the Company and of its accounting, financial, operational and legal books, documentation and information from Seller to Purchaser shall be performed as of the Closing Date, and that Purchaser shall assume material possession of the Company and of its accounting, financial, operational and legal books, documentation and information as of such Closing Date.

               ARTICLE II. REPRESENTATION AND WARRANTIES OF SELLER

     2. Representations of Seller. As of the date hereof, subject to the terms and conditions provided in the indemnification mechanism under Article IV below, Seller makes the following representations and warranties, and agrees to Purchase as follows:

     2.1 Existence, Power and Authority. Each of Seller and the Company is a "sociedad anonima de capital variable" duly organized, validly existing under the laws of the United Mexican States. Each of Seller and the Company have the corporate authority to enter into this Agreement and perform their obligations hereunder. This Agreement has been duly authorized and approved by all required corporate action of Seller and the Company and is a valid and binding obligation of Seller and Company enforceable against them in accordance with its terms pursuant to the general extraordinary shareholders meeting of the Seller and the Company executed as of the date hereof, copies of which are attached hereto as Exhibit "E." The Company has all requisite power and authority to own its assets and to conduct its activities in the ordinary course of business.

     2.2 Capital Stock. As of the date hereof, the Company has, in the aggregate, 28,468,536,125 common ordinary shares with no per value (no shares are held in treasury) issued and outstanding all of which have been validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights. Exhibit "F" hereof sets forth the ownership of all common stock that is issued and outstanding on the date hereof and will be issued and outstanding immediately prior to the Closing Date. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company.

     2.3 Capacity. Seller is not subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any nature, which would prevent the consummation of the transactions contemplated by this Agreement by Seller. Seller has full legal right power and authority to enter into this Agreement, to perform its obligations hereunder, and to sell, assign, transfer and convey the Shares pursuant to this Agreement and deliver to Purchaser the Shares pursuant to the provisions of this Agreement. This Agreement has been duly signed and delivered by Seller and constitutes and shall constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     2.4 Ownership of Shares. Seller is the lawful owner of the Shares, free and clear of all liens, encumbrances, restrictions, claims, restrictions or interests of third parties of every kind and they are not subject to any option, warrant, call or commitment of any nature as evidenced in the copy of the shares registry book of the Company, attached herein as Exhibit "G."

     2.5 Financial Condition. Seller has delivered to Purchaser the audited consolidated balance sheets, financial and related income statements of the Company for the fiscal year ended on December 31, 1998 and the non-audited balance sheets, financial and related income statements as of November 30, 1999 (hereinafter, the "Financial Statements"), copy of which is attached hereto as
Schedule 2.5. Unless otherwise provided herein and to the best of the Seller's knowledge, the Financial Statements fairly present the financial condition, assets, liabilities, equity and results of operations of the Company as of their respective dates and periods and as of November 30, 1999 and are correct and complete in all material respects, and have been prepared tin accordance with the generally-accepted accounting principles in Mexico (Mexican GAAP) applied on a consistent basis throughout the periods involved. Unless otherwise provided herein, Seller does not know and has no reasonable grounds to know of any basis for the assertion against the Company of any claim or liability not fully reserved against in the aforesaid Financial Statements.

     2.6 Accounts Receivable and Payable. Except as described in Schedule 2.6, the accounts receivable and payable of the Company arising from the business as set forth on the Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice, are not subject to valid defenses, set-offs or counterclaims, and are collectible within one hundred and eighty (180) days at the full recorded amount thereof less, in the case of accounts receivable appearing on the Financial Statements, the recorded allowance for collection losses on the Financial Statements. The allowance for collection losses on the Financial Statements has been determined in accordance with the Mexican GAAP consistent with past practice.

     2.7 Inventory. Except as described in Schedule 2.7, all inventory of the Company used in the conduct of its business, including without limitation raw materials, work-in process and finished goods, reflected on the Financial
Statements or acquired since the date thereof was acquired and has been maintained in the ordinary course of its business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, leasable or salable in the ordinary course of its business; is owned free and clear of any lien. The Company is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers.

     2.8 Indebtedness. Except as described in Schedule 2.8, the Company has not incurred any additional Indebtedness other than those related to its ordinary course of business. For purposes of this Agreement, "Indebtedness" shall mean, as applied to the Company and without duplication: (i) all indebtedness for borrowed money, (ii) all obligations evidenced by a note, bond, debenture, letter of credit, draft or similar instruments, (iii) capital and pure leases,
(iv) any transaction recognized as an indebtedness under Mexican GAAP and (iv) all indebtedness and obligations of the type described in Sections (i) through
(iii) above, to the extent that such person has guaranteed or for which such person is responsible or liable, directly or indirectly. Notwithstanding the above, from the date hereof until the Closing Date, the Company shall be authorized to incur individually Indebtedness up to an amount of US$25,000.00 (Twenty-Five Thousand Dollars 00/100 currency of the United States of America).

     2.9 Absence of Undisclosed Liabilities. Unless otherwise provided herein, the Company has no material liabilities or obligations known or unknown, direct or indirect, absolute, contingent, accrued or otherwise, (whether absolute, accrued, contingent or otherwise) except (a) as specifically and fully reserved against or reflected on the Financial Statements and those arising in the ordinary course of business since the date thereof, and (b) the liabilities and obligations set forth on Schedule 2.9 or in any other schedule attached hereto.

     2.10 Tax Matters. Unless otherwise provided in Schedule 2.10 attached hereto, the Company has filed with the appropriate governmental agencies all required tax returns for all years through and including 1998 as provided in the Financial Statements for such period and the Company has filed with the appropriate agencies all required tax returns as of the date hereof and it is not in default with respect to any such filing, is not delinquent in payment of any taxes claimed to be due by any authority and has paid or made adequate provision on the Financial Statements for all taxes relating to its activities (including but not limited to all income, withholding, and value added taxes, real and personal property taxes, occupational taxes, social security contributions, and any interest and/or penalties related thereto). No statutory period of limitation governing the time of assessment or collection of any tax has been extended with respect to the Company. The Company has not received any claim nor notification by any authority of any kind in regard to any deficiency in tax payment for any of the Company's taxable years. There are no tax audits or investigations currently pending with respect to the Company. There are no basis for assessment of any deficiency in income taxes or any other taxes or governmental charges against the Company.

     2.11 Customs Matters. The Company is not in default with respect to any customs filings and returns with the appropriate governmental agencies and is not delinquent in the payment of any import taxes claimed to be due by any customs authority. No deficiency in payment has been claimed by any customs authority for any of the Company's taxable years. There are no customs audits or investigations currently pending with respect to the Company. There are no basis for assessment of any deficiency in import taxes or duties or any other customs or governmental charges against the Company.

     2.12 Absence of Certain Changes. Except as disclosed on the Financial Statements or on Schedule 2.12 or in other schedules to this Agreement, and since January 1, 1999 through the date hereof there has no been in respect to the Company, any material adverse change in the financial condition of the Company in excess of US$100,000.00 (One Hundred Thousand Dollars 00/100 legal currently of the United States of America) (the "Material Adverse Change") of the total amount of the net worth of the Company's capital (capital contable) regarding its assets, liabilities, equity, operations, business or prospects.

     2.13 Tangible Personal Property. Except as provided in the Financial Statements or as disclosed on Schedule 2.13, the Company has good and marketable title to all of the tangible personal property that it owns, as reflected on the Financial Statements (except as sold or otherwise disposed of or acquired in the ordinary course of business of the Company or otherwise consistent with this Agreement, free and clear of all liens, encumbrances, pledges and mortgages. The Company has valid and enforceable leases of all tangible personal property, all of which leased property is identified on Schedule 2.9. The machinery, equipment, furniture and fixtures, computer hardware and software used by the Company are in good operating conditions and repair, and are suitable and fit for the purposes for which they are currently being used.

     2.14 Leased Real Property. (a) Schedule 2.14 contains a complete and accurate list and legal description of each real property lease (the "Real Property Leases") to which the Company is a party by listing the name of the landlord or sublandlord, a description of the leased premises ("Leased Real Property"), the commencement and expiration dates of the current term, the security deposited by the Company with the landlord or sublandlord, if any, the monthly rental (including base and all additional rents), and whether consent is required pursuant to such Real Property Lease for the consummation of the transactions contemplated hereby.

     (b) Except as described in Schedule 2.14, all Real Property Leases are valid binding and enforceable in accordance with their terms, neither the Company nor, to the best knowledge of Seller, any other party to any such lease is in default thereunder, and no event of default or other event that, with the giving of notice and/or the passage of time, would constitute an event of default has occurred thereunder with respect to the Company or, to the knowledge of the Seller, any other party thereto.

     2.15 Intellectual Property. Schedule 2.15 lists the patents, trademarks, trade names, copyrights and unpatented proprietary information, know-how and technology ("Intellectual Property") used by the Company in their business, specifying in each case whether such Intellectual Property is owned or used under license or is in process of registration as therein provided. Except as set forth in Schedule 2.10, the Company has all the necessary licenses to operate the software used by it in the manner presently used, and such use is consistent with the respective licenses, none of the Intellectual Property has been held or found to be invalid and the validity of none of the Intellectual Property has been questioned in any proceeding currently pending nor threatened. The Company owns or possesses all Intellectual Property necessary to provide its services. Except as set forth on Schedule 2.15, there is, to the best knowledge of Seller, no reasonable basis upon which any claim may be asserted against the Company for infringement or misappropriation of any domestic or foreign letters patent, patents, patent applications, patent licenses, software licenses, and know-how licenses, trade names, trademark registrations and applications, trademarks, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how or other confidential proprietary information. All letters patent, registrations and certificates issued by any governmental entity relating to any of the Intellectual Property and all licenses and other agreements pursuant to which the Company uses any of the Intellectual Property, are valid and subsisting, have been properly maintained, and neither the Company nor, to the best knowledge of Seller, any other person is in default or violation thereunder.

     2.16 Contracts. Schedule 2.16 describes the contracts executed by the Company, exceeding the amount of US$50,000.00 (Fifty Thousand Dollars 00/100 legal currency of the United States of America) other than those contracts with customers which are listed in Schedule 2.28 below. The Company is not a party to any other contracts or agreements exceeding such amount or its equivalent in Mexican Pesos. Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings required to be listed on Schedule
2.16 or not required to be listed thereon because of the amount thereof, is valid and enforceable in accordance with its terms; the Company is, and to the best knowledge of Seller, all other parties thereto are, in full compliance with the provisions thereof; the Company is not, and to the best knowledge of the Seller, no other party thereto is in material default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred with which or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as listed on Schedule 2.16, no written or oral agreement, contract or commitment described or required to be described on Schedule 2.16 requires the consent of any party in connection with the transactions contemplated hereby.

     2.17 Permits. Unless otherwise provided herein, the Company holds all material governmental licenses, approvals, registrations and permits, including the Intervan Permit ("Permits") required by applicable Law for it to own and/or possess its assets and to operate its business and operate, among other things, as provider of value added telecommunication services in Mexico and perform its ordinary business activities as of the date hereof. Except as specified in
Schedule 2.17, all Permits and the Intervan Permit are and after the execution of this Agreement, will remain in full force and effect and are renewable in the ordinary course of business, as the case may be.

     2.18  Compliance  with  Applicable Law and Permits.  Except as disclosed on
Schedule 2.18 or in any other schedule attached hereto, the Company is conducting and has conducted its business in compliance with all applicable Laws, regulations, Permits and the Intervan Permit and has received no notice that it is in breach or violation of the applicable Laws, regulations, Permits and the Intervan Permit which could cause a Material Adverse Change.

     2.19 No Conflict. The execution, delivery and performance of this Agreement by Seller will not (a) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree by which Seller is bound; (b) conflict with, or result in a breach of or default under, any mortgage, lien, lease, license, permit, agreement, contract or instrument to which Seller is a party or by which it is bound, which conflict, breach or default would result in a Material Adverse Change on the ability of Seller to perform its obligations under this Agreement; (c) require for its execution and perfection of any filing with, or permit, consent of approval, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person, or
(d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment, or acceleration) under, or result in the creation of any encumbrance upon any properties or assets of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, licenses, franchise, permit, agreement, lease or any other instrument or obligation to which the Company or Seller is a party, or by which it or any of its respective properties or assets may be bound. None of the Seller or the Company is required to give prior notice to, or obtain any consent, approval or authorization from, or make any declaration or filing with, any governmental authority, creditor or other person in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby; no contract shall be rendered void or shall result in giving any other party thereto the right to terminate such contract or otherwise affect the rights and obligations of the parties thereunder as a consequence of this Agreement.

     2.20 No Defaults. Except as set forth in Section 2.21 below and to the beset knowledge of Seller, the Company (and where necessary, Seller) has performed, or has taken all actions reasonably necessary, to enable the Company to perform when due all material obligations under any contracts or permits to which it is a party or subject and there has not occurred any material default or Material Adverse Change other than an event with which the lapse of time or giving of notice or both may become a material default under any such contract or permit. All contracts executed by the Company are valid and legal obligations enforceable against all parties thereto.

     2.21 Litigation and Arbitration. Except as set forth on Schedule 2.21, (a) neither the Company nor Seller has been notified of any claims, actions, suits or proceedings pending or threatened by or against the Company or Seller in any court, arbitration, tribunal or arbitrator or before any governmental or administrative authority, and (b) neither the Company nor Seller has been notified of any decree, judgment, order, arbitration award or notice of any kind that enjoins or restrains it from taking any action of any kind.

     2.22 Employee and Labor Matters. Seller does not have any knowledge that any of the Company's key employees plans to terminate his/her or their employment with the Company. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. Unless otherwise expressly provided in Schedule 2.22, the Company is not a party to or subject to any collective bargaining or other agreement with any unions. No consent of any union, works, council or other employee group is required for, and no agreement restricts the execution of this Agreement and the consummation of any of the transactions contemplated herein. The Company has not entered into any contract or arrangement with any employee providing for any severance or termination payment or other similar payment upon the termination of employment beyond the minimum to which the employee is entitled by applicable law. The consummation of the transactions contemplated hereby will not entitle any employee or employee group to any severance or termination pay or other labor indemnification. Except as set forth in Schedule 2.22, there has been no increase in the compensation paid or payable or to become payable by nor any general increase in the compensation paid or payable or to become payable by the Company, nor any increase in benefits paid or to be paid or provided by the Company. Seller has provided Purchaser with an accurate list of all employees of the Company and the current rate of compensation for each such employee (including information on bonuses and fringe benefits).

     2.23 Employee Benefit Plans. The Company has no Employee Benefit Plans other than those identified in Schedule 2.23. All obligations of the Company, whether arising by operation of law, by contract for payments by it with respect to benefits for its employees in respect of periods prior to [November 30, 1999] have been paid by it or adequate provision therefor has been made in the Financial Statement, except as disclosed in Schedule 2.23.

     2.24 Related Party Transactions. No shareholder and no officer or director of the Company has any direct or indirect interest in any of the assets used or held by the Company in the conduct of its business or operations or is a party to or haw any interest, direct or indirect, in any contract with the Company.

     2.25 Banks; and Powers of Attorney. Schedule 2.25 is a true and complete list showing the name of each bank in which the Company has an account or safety deposit box and the names of all persons authorized to draw thereon or to have access thereto.

     2.26 Insurance. The Seller has delivered to Purchaser or Purchaser's agents or advisors true and complete copies of all insurance policies or bonds to which the Company is a party or under which the Company, or any director of them, is covered. All such policies are valid, outstanding and enforceable according to its terms. The bonds are sufficient for compliance with all contracts to which the Company is party and will continue in full force under their respective terms. All premiums due for such policies have been paid, and the Company has otherwise performed all of its respective obligations under each policy to which the Company is a party. Schedule 2.26 is a true and complete list of the insurance policies of the Company which, as of this date, are in full force and effect.

     Neither the Seller nor the Company has received any refusal of coverage or any notice that a defense will be afforded with reservation of rights or any notice of cancellation or any other indication that any insurance policy is no longer in full force and effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

     2.27 Brokers. Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, other than with Communications Equity Associates.

     2.28 Customers. The Customers of the Company as of the date hereof are listed in Schedule 2.28 (the "Customers") including the corresponding total and individual revenue corresponding as therein provided (the "Closing Customer Recurring Revenue"). Except as provided in Schedule 2.28, Seller does not have any knowledge that any of the Company's Customers intend in any way to terminate their business relationship with the Company.

     2.29 Disclosure. No representation or warranty by the Seller in this Agreement, and no certificate or statement furnished or to be furnished to Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact, or omits or shall omit to state a material fact necessary to make the statements contained herein and therein misleading.

     2.30 Year 2000 Compliance ("Y2K"). Schedule 2.30 describes the actions and measures that the Company has taken or performed in order to enable the software and hardware of the Company related to the main business activities of the Company to comply with the Y2K requirements.

     2.31 Bankruptcy Proceedings. Seller has not commenced a voluntary case concerning itself under any bankruptcy law; there is no involuntary case under any such statute commenced against Seller; no custodian (sindico) has been appointed for, or has taken charge of, all or substantially all of the property of Seller; Seller has not commenced any other proceeding under any adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction with regards to Seller or its assets; any such proceeding which remains undismissed has been commenced against Seller which remains; Seller has not been adjudicated insolvent (insolvente), in suspension of payments (suspension de pagos) or bankrupt (quiebra); no order of relief or other order approving any such case or proceeding has been entered; Seller has not suffered any appointment of any custodian or the like for all or substantially all of its property; Seller has not made a general assignment for the benefit of creditors; any corporate action has been taken by Seller for the purpose of effecting any of the foregoing.

     2.32 Subsidiaries and Equity Investments. Seller has no participation, interest, fiduciary right or holds shares or equity interests or any other type of equity or control right of and in regard to any type of business association or trust including, without limitation, partnerships, corporations, asociacion en participacion and business trusts.

            ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     3. Representations of the Purchaser. The Purchaser represents, warrants and agrees as follows:

     3.1 Existence, Power and Authority. Purchaser is a company duly organized, validly existing under the laws of the United Mexican States. Purchaser has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized and approved by all required corporate action of the Purchaser and is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

     3.2 Capacity. Purchaser is not subject to any charter, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement by Purchaser.

     3.3 No Conflicts. The execution, delivery and performance of this Agreement by Purchaser will not (a) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree by which Purchaser is bound, (b) conflict with, or result in a breach of, or default under, any mortgage, lien, lease, license, permit, agreement, contract or instrument to which Purchaser is a party, which conflict, breach or default, would have a Material Adverse Effect on the ability of Purchaser to perform its obligations under this Agreement, or
(c) require any filing with, or permit, consent or approval of, or the giving of any notice to any governmental or regulatory body, agency or authority, or any other Person. Neither the entering into of this Agreement nor the completion of the transactions contemplated hereby by Purchaser will result in a violation of or default under any of the provisions of the Articles of Incorporation or by-laws of Purchaser, any agreement or other instrument to which Purchase is a party or by which Purchaser is bound. Purchaser is not required to give prior notice to, or obtain any consent, approval or authorization of, any governmental authority, creditor or other person in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.4 Change of Ownership. Purchaser is an entity controlled by Convergence Communications, Inc. ("CCI") which, in turn, is controlled directly or indirectly by Lance D'Ambrosio, Troy D'Ambrosio, estate of George D'Ambrosio, TTW/CCI Holding LLC, Telematica ECC, Internexus, S.A. and Fondelec Essential Services Growth Fund L.P. (collectively, the "Controlling Shareholders"). Seller shall have the right to accelerate the Promissory Notes upon any event causing:
(i) Purchaser to cease being controlled by CCI, or (ii) the Controlling Shareholders to fail to control CCI among them, unless such failure follows upon a registered public offering of CCI's securities under United States Securities Law, the heirs of a class of CCI's securities so registered being approved or listed on the New York Stock Exchange or the NASDAQ and the offering being managed by a lead underwriter of international standing.

                        ARTICLE IV. PRE-CLOSING COVENANTS

     4.1 Access to Information. Prior to the Closing Date, upon reasonable notice from Purchaser to the Company, the Company will afford to the officers, attorneys, accountants or other authorized representatives of Purchaser reasonable access during normal business hours to the employees, assets, facilities and the books and records of the Company so as to afford Purchaser full opportunity to make such review, examination and investigation of the business as Purchaser may desire to make. Purchaser will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection therewith. Prior to the Closing Date, the Company will promptly furnish or cause to be furnished to Purchaser such financial and operating data and other information as Purchaser may reasonably request.

     4.2 Conduct of Business. Except as consented to by Purchaser in writing or otherwise provided herein, during the period from the date of the Agreement and continuing until the Closing Date, the Company will, in respect of its conduct of the business, and Seller will cause the Company to:

          (a) not incur any liabilities, other than in the ordinary course of business consistent with past practice, or discharge or satisfy any lien or encumbrance, or pay any liabilities, other than in the ordinary course of business consistent with past practice, or fail to pay or discharge when due any liabilities of which the failure to pay or discharge will cause any Material Adverse Change or risk of material loss to it or any of its assets or properties;

          (b) not sell, encumber, assign or transfer any assets or properties, except for the sale of inventory in the ordinary course of business consistent with past practice, or the replacement or betterment of obsolete or worn-out equipment in the ordinary course of business, consistent with past practice;

          (c) not make or suffer any amendment or termination of any contract, or cancel, modify or waive any substantial debts or claim held by it or waive any rights of substantial value, whether or not in the ordinary course of business;

          (d) not declare, set aside or pay any dividend or make or agree to make any other distribution or payment in respect of its capital shares or redeem, purchase or otherwise acquire or agree to redeem, purchase or acquire any of its capital shares;

          (e) not make commitment or agreements for capital expenditures or capital additions or betterments;

          (f) not acquire or agree to acquire any assets except in the ordinary course of business, consistent with past practice;

          (g) not increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expense) or loan to, any of its employees or make any increase in, or any addition to, other benefits to which any of its employees may be entitled;

          (h) not change any of the accounting principles followed by it or the methods of applying such principles;

          (i) not enter into any transaction other than in the ordinary course of business consistent with past practice; or

          (j) not amend its by-laws nor take any action with respect to any such amendment;

          (k) not authorize or issue any shares of the Company's capital stock or other equity securities nor grant any option, warrant, or right calling for the authorization or issuance of any such shares;

          (l) not declare, set aside or pay any dividend or other distribution in respect of its capital stock nor directly or indirectly redeem or purchase any of its capital stock or any interest in or right to acquire any such stock;

          (m) (i) carry on the business in the usual, regular and ordinary course as presently conducted and consistent with past practice (including maintaining inventory at historical levels, and in no event less than that which is adequate for use in the business), (ii) keep the business intact,
     (iii) keep available the services of the present employees of the business,
     (iv) use its reasonable efforts to collect outstanding accounts receivable, and (v) use its reasonable efforts to maintain the goodwill associated with the business, including but not limited to, preserving the relationships of Customers (and shall pay amounts due Customers on a timely basis), suppliers and others having business dealings with the business, consistent with past practices;

          (n) maintain the Company assets in at least as good condition as they were being maintained as of the date hereof (subject only to normal wear consistent with past experience) and not move any asset (other than in the ordinary course of business and consistent with past practice) to any location other than the Leased Real Property, maintain supplies and inventories in quantities consistent with its customary business practice, maintain all of its rights in and to its intellectual property, and maintain in full force and effect all of its intangible property rights; or

          (o) not take or omit to take any action as a result of which any representation or warranty of Seller in Article III would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action.

     4.3 Notification. (a) The Company and Seller shall notify Purchaser, and Purchaser shall notify Seller, of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against the Company, Seller or Purchaser, as the case may be, which challenges the transactions contemplated hereby.

          (b) The Company and Seller will provide prompt written notice to Purchaser of any change in any of the information contained in its representations and warranties made in Article III hereof or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which Purchaser may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article III hereof or any Exhibits or Schedules referred to herein or attached hereto.

     4.4 Cooperation. The parties hereto shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any governmental entity or any third party, necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action which would have a Material Adverse Change upon it or the Company.

     4.5 No Inconsistent Action. No party hereto shall take any action which is materially inconsistent with its obligations under this Agreement.

     4.6 Satisfaction of Conditions. Without limiting the generality or effect of any provision of Section 1.3 above, prior to the Closing Date, each of the parties will use reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

     4.7 Confidentiality. Purchaser and Seller shall, except to the extent required by any governmental authority, keep confidential and shall use commercial reasonable efforts to cause to be kept confidential by their representatives and officials, all information disclosed prior to the date of this Agreement or hereafter to any such persons in connection with this Agreement and the consummation of the transactions contemplated hereby, and none of such information shall be used in any manner other than in connection with this Agreement and the other agreements contemplated hereby. This obligation shall survive three (3) years following the Closing Date.

     4.8 Publicity. No party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent will not be unreasonable withheld; provided, however, that nothing herein will prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law or the rules of any national stock exchange applicable to it or to its affiliates, in which event the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

     4.9 Acquisition Proposals. From and after the date of this Agreement, Seller shall not, nor shall they authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by the Company, or the Company to, solicit, initiate or encourage submission of any proposal or offer (including by way of furnishing information) from any person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal for the acquisition of the one hundred percent (100%) of the capital stock of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of, the assets of the Company.

     4.10 Representations, Warranties and Covenants.

          (a) All representations and warranties of Seller provided herein or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects s of the date hereof without regard to any schedule updates furnished by Seller after the date hereof, as the case may be, and on and as of the Closing Date as if made on and as of that date.

          (b) All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed.

          (c) Purchaser shall have received a certificate, dated as of the Closing Date, executed by a duly authorized officer of Seller, certifying in such detail as Purchaser may reasonably request that the conditions specified in Section 1.3 above have been fulfilled.

                   ARTICLE V. INDEMNITY OBLIGATIONS BY SELLER

     5.1 Indemnification for Losses. (a) Subject to the provisions of Article VII below, Seller shall indemnify Purchaser for any and all liabilities, losses, damages, claims, costs, deficiencies, obligations or expenses (including penalties and interest and legal fees and costs, as well as any liability imposed on any officers, employees, agents or representatives of the Purchaser (the "Purchaser Officer") other than the Company's officers, officials, agents and representatives as of the date hereof in regard to any individual liability to those, which are imposed solely by virtue of their relationship with the Purchaser) derived from any misrepresentation or breach of any representation, warranty, covenant or obligation of the Seller under this Agreement; provided, that no claim shall be made hereunder unless and until the aggregate of any Losses that may have occurred exceed the amount of US$100,000.00 (One Hundred Thousand Dollars 00/100 legal currency of the United States of America) except for (x) any claim in regard to the Schedule 2.4 related to any lien over the Shares in favor of TV Azteca, S.A. de C.V., and (y) any claim from Management Team in regard to an benefit in their favor deriving from any stock option plan, in which cases the above-mentioned exceptions shall be terminated at the time of delivery by Seller to Purchaser of, as the case may be, (i) proper evidence in regard to the payment of any and all debt to TV Azteca, S.A. de C.V., and/or
(ii) the waiver and acknowledgment of payment from the Management Team in regard to such program.

     (b) In the event of Losses suffered by Purchaser Officer, Seller shall indemnify only Purchaser subject to: (a) the existence of a direct Loss by Purchaser as a result of the damage suffered by the Purchaser Officer; (b) in no way and under no circumstance Seller shall have an obligation of any kind in favor of a Purchaser Officer; and (c) the obligation of Seller to indemnify Purchaser in this event shall be subject to any and all of the terms and conditions provided herein for Losses.

     5.2 Indemnification Procedures for Losses. The obligation from Seller to indemnify the Purchaser for Losses shall be subject to the following terms, conditions and procedure:

          (a) Notification. Purchaser shall promptly give notice to Seller of any matter that Purchaser has determined has given or could give rise to a right of indemnification under this Agreement written notice within ten
     (10) business days,  for claims in the United States of America,  and three
     (3) days, for claims in Mexico, from the date Purchaser acknowledged such event. If Purchaser shall receive notice of any claim by a third party which is or may be subject to indemnification (a "Third Party Claim"), Purchaser shall give to Seller prompt written notice of such Third Party Claim (x) within fifteen (15) business days if it is a claim presented in the United States, or (y) within three (3) calendar days if it is a claim presented in Mexico, and Seller shall cooperate with the Purchaser against such Third Party Claim. In any event, Seller shall have the right to employ Seller's own counsel and participate in the defense of the case at its own expense. No such Third Party Claim may be settled without the written consent of the other party, unless the settlement involves only the payment of money by such party and such payment does not affect the goodwill of the other party.

          (b) Cure Period. Seller shall have a cure period of thirty (30) calendar days after Purchaser's notification to remedy any breach under this Agreement and to clarify or remedy any breach, as the case may be.

          (c) Conduct of Defense. Purchaser shall promptly submit to Seller copies of all pleadings, responsive pleadings, motions, and other similar legal documents and papers received by it in connection with the action, suit or proceeding as the case may be. Subject to an appropriate confidentiality agreement, the parties shall make available to each other and each other's counsel and accountants all of the books and records relating to the action, suit, or proceeding, and Seller shall render to the Purchaser any assistance as may be reasonably required in order to insure the proper and adequate defense of the action, suit, or proceeding. Any legal fees or expenses deriving from the above shall be paid by Seller.

              ARTICLE VI. CLOSING REVENUE LOSS AND PRICE ADJUSTMENT

     6.1 Closing Customer  Recurring Revenue Loss.  Subject to the provisions of
Article VII above, in the event that at the end of the 6 (six) months from the Closing Date (the "Adjustment Date"), the Closing Customer Recurring Revenue has suffered a loss in excess of five percent (5%) of such Closing Customer Recurring Revenue, the Purchase Price shall be adjusted in the amount resulting in excess of such five percent (5%) (the "Closing Customer Recurring Revenue Loss"), unless such loss results from any increase in the tariffs of services provided by the Company, decrease in the quality of such services or any other decision of the Purchaser outside of the commercially accepted practices in Mexico, in which case such loss shall not be considered to be a Closing Customer Recurring Revenue Loss.

     6.2 Adjustment of the Purchase Price Procedure for Closing Customer Recurring Revenue Loss.

          (a) Parties hereto agree that, as the case may be, the Closing Customer Recurring Revenue Losses at the end of the 6 (six) months period shall be calculated according to the following:
               (i) For each percentage point in excess of 5%, the principle amount combined Promissory Notes shall be reduced by 1/95 (one ninety fifth).
               (ii) For purpose of clarity of the above, the following procedure shall apply based on InterVan's Recurrent Revenue for the month of May 2000:

          If  AdIRR > = CIRR x 0.95, then
              PCAPN = US$6,000,000

          If  AdIRR < CIRR x 0.95, then

          Adjustment =  US$6,000,000.00  x [((AdIRR/CIRR) - 0.95) x - 1] PCAPN =
          US$6,000,000 - Adjustment

          Where:

          AdIRR = Adjustment Date for InterVan Recurrent Revenue shall be May 31, 2000 and shall be measured against the Clients under schedule 2.28 category (b) and (b) exclusively

          CIRR = Closing InterVan Recurrent Revenue shall mean the amount of $6,169,592.00 (six million one hundred and sixty nine thousand five hundred ninety two Pesos 00/100 legal currency of the United Mexican States) as referred to in Schedule 2.28 attached hereto.

          PCAPN = Principal Combined Amount of the Promissory Notes
          InterVan Recurrent Revenue = Shall mean the Customer Current Revenue for any and all purposes of this agreement.

          Closing Customer Recurring Revenue = Shall mean the InterVan Recurrent Revenue and shall not include the Local Loop Recurrent Revenue referred to in Schedule 2.28.

     (b) Purchase shall deliver a written notice to Seller within 10 (ten) business days from the adjustment Date that there has been a Closing Customer Recurring Revenue Loss.

     (c) Seller shall clarify any circumstance in regard to the Closing Customer Recurring Revenue Loss alleged by Purchaser; provided, however, that (i) Purchaser shall be obliged to deliver to Seller any documentation and information required in writing by Seller; (ii) shall authorize the access to the Seller's agents or advisors to the place of location of such documentation or information; and (iii) Seller shall deliver its conclusions within 30 (thirty) days from the date Purchaser authorized the access or delivered, as the case may be, the corresponding information.

     (d)  In  the  event  the  parties  do  not  agree  in  the   existence   or
          non-existence of a Closing Customer Recurring Revenue Loss, such circumstance shall be verified by a report of an independent auditor. For purpose of the above, the parties hereto shall designate as independent auditor (the "Independent Auditor") to be selected among 3 (three) of the most prestigious and renowned accounting firms in Mexico. Parties hereto acknowledge and agree to that from those accounting firms, it shall be automatically appointed for the purposes provided above, the firm which commits to complete such audit in the shortest time frame.

     (e) The Independent Auditor shall clarify any circumstance in regard to the Closing Customer Recurring Revenue Loss alleged by Purchaser; provided, however, that (i) Purchaser shall deliver to the Independent Auditor any documentation and information required in writing by the Independent Auditor; (ii) shall authorize the access to the Independent Auditor personnel to the place of location of such documentation or information, and (iii) the Independent Auditor shall deliver its conclusions within 30 (thirty) days from the date Purchaser authorized it the access to, or delivered the, as the case may be, corresponding information; provided, however, that such term shall be extended if requested in writing by the Independent Auditor.

     (f) The conclusions of the Independent auditor shall be final and binding to the parties hereto. Any dispute in regard to the conclusions of the Independent Auditor shall be resolved according to the dispute resolution mechanism provided in Section 5.2 below.

              ARTICLE VII. COMMON PROVISIONS TO LOSSES AND CLOSING
                         CUSTOMER RECURRING REVENUE LOSS

7.1 Limitation.

     (a) Any amount resulting from Losses, Closing Customer Recurring Revenue Loss or any other dispute related to any of the obligations of Seller under this Agreement shall be offset against the amount of the One year Promissory Note. In the event such amount exceeds the amount of the One year Promissory Note, the corresponding amount shall be offset against the amount of the Two year Promissory Note.

     (b) In the event of a Closing Customer Recurring Revenue Loss, the Purchase Price shall be considered to be reduced in the same proportion as that of the corresponding offset.

     (c) In the events provided above, the Promissory Notes, as the case may be, shall remain in full force and effect for the remaining balance after the offset referred to above.

     (d) In the event the principal amount of the Promissory Note is offset in full, the obligations of Seller to indemnify Purchaser or to adjust the Purchase Price shall be terminated as of the date of such offset, and under no circumstance or event Seller shall be liable to Purchaser or any other third party.

7.2  Termination.

     (a) The obligations of Seller pursuant to Articles V and VI above shall terminate as follows:
          (i) The Indemnification for Losses shall terminate on 2 (two) years from the Closing Date, and
          (ii) The Price Adjustment for Closing Customer Recurring Revenue Loss shall terminate the latter of: (i) 30 (thirty) days from the Adjustment Date in the event of no objection from Purchaser; or
               (ii) receipt of Independent Auditor report described in Section 6.2(e) above.

     (b) In the event a claim for indemnification is made prior to such termination, such termination shall not affect or in any way impair the rights of Purchaser to indemnification in respect of the particular matter as to which the claim is made, whether or not the amount of indemnification to which Purchaser is entitled in respect of such matter shall have been determined prior to such termination.

     7.3 Knowledge by Purchaser. Purchaser represents and warrant to Seller that, to the extent of liabilities disclosed, none of the information expressly set out in the written materials delivered by Seller to Purchaser prior to, or simultaneously with, the Closing leads Purchaser to conclude that there has occurred a Loss or a Customer Recurring Revenue Loss as of the Closing, and Purchaser acknowledges that Seller is relying on the foregoing representation and warranty in agreeing to make the indemnities set out in Section 5.1 and to adjust the Purchase Price as set out in Section 6.1.

                           ARTICLE VIII. MISCELLANEOUS

     8.1 Governing Law. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the Laws of the United Mexican States.

     8.2 Arbitration. (a) In the event that any dispute, controversy or claim arising regarding any Losses, Closing Customer Recurring Revenue Loss or any other relating to or in connection with this Agreement, including any question regarding its existence, validity or termination, or regarding a breach thereof (hereafter, the "dispute") is not settled as provided in Clause IV above or within 15 (fifteen) days after the notice is given to the other parties seeking representative consideration of a dispute, for any dispute different from Losses and Closing Customer Recurring Revenue Loss, then the dispute shall be finally settled by international arbitration under and in accordance with the Rules of Conciliation and Arbitration of the American Arbitration Association ("AAA"), New York, New York, United States of America in effect on the date of this Agreement (the "Rules"). A party wishing to submit a dispute to arbitration shall give written notice to such effect to the other parties hereto and to the AAA, (the "AAA Court"). The parties shall have [30 (thirty)] calendar days from another party's notice of such a request for arbitration to designate the arbitrators for the dispute.

     (b) Seller and Purchaser shall designate one arbitrator each, and the two designated arbitrators shall in turn choose a third arbitrator, who shall also be the chairman of the panel. The AAA Court shall confirm the appointment of the third arbitrator. If one party appoints an arbitrator but the other party fails to nominate its arbitrator within the 30 day period specified above, then the appointment of the second arbitrator shall be made by the AAA Court upon the request of the other party; and if the appointed arbitrators shall fail to appoint the third arbitrator within 30 (thirty) calendar days after the date of appointment of the most recently appointed arbitrator, the third arbitrator shall be appointed by the AAA Court upon the request of either party.

     (c) (i) The arbitrators shall be legal practitioners having at least 15 years experience in commercial legal matters in the 20 years immediately preceding commencement of the arbitration; (ii) the arbitration shall be conducted under and in accordance with the Rules, which Rules are deemed to be incorporated by reference to this clause; (iii) the site of the arbitration shall be New York, New York, United State of America and the language to be used in the arbitration proceedings shall be the English language; provided, however, that any award shall produce effects in Mexico City as deemed to have been made there; (iv) all direct testimony shall be submitted by sworn affidavit or written question and answer; reasonable discovery shall be permitted but shall be limited in all cases to requests for documentation; (v) the decision of the arbitrators shall be rendered within 180 calendar days from the appointment of the last arbitrator, and shall be final and binding upon all parties; (vi) any award shall be in writing in the English language and state the reasons and contain reference to the legal grounds upon which it is based. The award may be made public only with the written consent of all parties to the arbitration; provided, however, that any ruling or award, final or otherwise, may be cited in any subsequent dispute; (vii) The arbitrators shall neither have nor exercise any power to act as amicable compositeur or decide ex aequo et bono; or to award special, exemplary, indirect, consequential or punitive damages. The costs of the arbitration shall be fixed in accordance with the Rules.

     8.3  Captions.  The  Article  and  Section  captions  used  herein  are for
reference   purposes   only,  and  shall  not  in  any  affect  the  meaning  or
interpretation of this Agreement.

     8.4 Parties in Interest. This Agreement may not be transferred, assigned or pledged by any party hereto, other than by operation of law. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assignees.

     8.5 No Soliciting and Competition. As of the date hereof, Seller hereby agrees not to solicit of clients, customers, or employees of the Company or to compete in the same line of business with the Company for a period of 3 (three) years from the date hereof.

     8.6 Notices. All notices given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile (with a confirmation copy sent by international courier service) or international courier service to the addressee or to an officer of the intended recipient.

       If to Purchaser, such notices shall be addressed to:

       Covergence Communications, S.A. de C.V.
       102 West 500 South, Suite 320
       Salt Lake City, Utah 84101
       Attn:  Troy D'Ambrosio
       Fax:  (801) 532-6060
       Tel:  (801) 528-5618

with a copy (which is not required to constitute notice) to:

       Parsons Behle & Latimer
       One Utah Center
       201 South Main Street, Suite 1800
       Salt Lake City, Utah 84145-0898
       Attn:  Scott R. Carpenter
       Fax: (801) 536-6111
       Tel: (801) 328-5618

       and

       Baker & McKenzie, S.C.
       Boulevard Manuel Avila Camacho No. 1, Piso 12
       Colonia Lomas de Chapultepec
       C.P. 11000, Mexico D.F., Mexico
       Attn:  Gaspar Gutierrez Centeno
       Fax: (525) 230-2999
       Tel: (525) 230-2900

or to any subsequent address of which Purchaser may notify the other parties in writing.

If to the Seller, such notices shall be addressed to:

       Chase  Capital  Partners
       380 Madison  Avenue,  12th Floor
       New York, NY 10017-2591 U.S.A.
       Attn:  Robert Ruggiero and Susan Segal
       Tel: (212) 622-3098
       Fax: (212) 622-4535

with a copy (which is not required to constitute notice) to:

       White & Case, S.C.
       Paseo de las Palmas No. 405-50
       Lomas de Chapultepec
       C.P. 11000, Mexico D.F., Mexico
       Attn:  Alexis Rovzar, Rafael Romo Corzo and Ariel Ramos Marcin
       Fax: (525) 540-9699
       Tel: (525) 540-9600

or to any subsequent address of which the Seller may notify the other parties in writing.

     Notices under this Agreement shall be deemed given upon actual receipt by the addressee. All notices must be given in the English language.

     8.7   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which taken together shall constitute on the same instrument.

     8.8 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     8.9 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties.

     8.10 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     8.11 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right, or cause of action in, or on behalf of, any person other than the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Seller                                   Purchaser
Controladora S.O.E., S.A. de C.V.        Covergence Communications, S.A. de C.V.

   /s/                                       /s/
------------------------------------     ---------------------------------------
By: Ariel Ramos Marcin                   By: Luis Manuel De la Fuenta Baca